UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2017
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01    Entry into a Material Definitive Agreement.
The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On June 15, 2017 (the "Closing Date"), Carter Validus Mission Critical REIT II, Inc. (the “Company”), through DCII-250 Williams Street NW, LLC (the "Subsidiary"), a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”), the Company's operating partnership, acquired from an unaffiliated third-party seller a combination of fee simple and leasehold interests in a 995,728 gross rentable square foot data center (the “250 Williams Atlanta Data Center”), located in Atlanta, Georgia. On the Closing Date, Carter Validus Properties II, LLC (the "Assignor"), an affiliate of Carter Validus Advisors II, LLC (the "Advisor"), assigned to the Company, through the Subsidiary, all of Assignor's right, title and interest in the Purchase Agreement by and between 250 Williams Street LLC (the "Seller") and the Assignor, dated April 19, 2017 (the "Assignment of Purchase Agreement"), for the purchase of the 250 Williams Atlanta Data Center for a purchase price of $166,000,000, exclusive of closing costs. The acquisition was funded with a combination of (1) a loan in the aggregate principal amount of $116,200,000, which is secured by the 250 Williams Atlanta Data Center, (2) net proceeds from the Company’s ongoing initial public offering and (3) proceeds from the Company's secured credit facility. On the Closing Date, the Company, through the Subsidiary, assumed all of the Seller's right, title and interest, as landlord, in the leases of the 250 Williams Atlanta Data Center pursuant to the Assignment and Assumption of Leases.
In connection with the acquisition, the Company paid the Advisor an acquisition fee of approximately $3,320,000, or 2% of the purchase price. The Company believes the 250 Williams Atlanta Data Center is adequately insured.
The 250 Williams Atlanta Data Center was constructed in 1989 and renovated in 2007. As of June 15, 2017, the 250 Williams Atlanta Data Center was 87.8% leased to 12 tenants.
The following table shows the material terms of the lease agreements with the major tenants of the 250 Williams Atlanta Data Center as of June 15 2017:

Major Tenant (1)	Square Feet	Current Annual Base Rent		Base Rent per Square Foot	Lease expiration	Number of Renewal Options (2)
American Cancer Society, Inc.	273,707	$4,789,872	(3)	$17.50	06/30/2022	2/5 yr. or 1/10 yr.
	2,964	$41,869	(4)	$14.13	11/30/2018	None
U.S. South Communications, Inc.	195,805	$3,853,276	(5)	$19.68	12/31/2021	2/5 yr.
Internap Network Services Corporation	128,020	$3,624,408	(6)	$28.31	04/30/2020	1/5 yr.
Georgia Lottery Corporation	102,568	$2,006,366	(7)	$19.56	06/30/2023	1/10 yr.

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the property.

(2)	Represents number of option renewal period/term of each option.

(3)	The annual base rent under the lease increases by $2.25 per leased square foot on July 1, 2017, with no escalations thereafter.

(4)	The annual base rent under the lease increases by approximately 3.0% of the then-current annual base rent.

(5)
The annual base rent associated with 191,709 leased square feet increases by 2.0% of the then-current annual base rent and the annual base rent associated with 4,096 leased square feet has no rental escalations.

(6)
The annual base rent associated with 110,797 leased square feet increases by an amount equal to 15 times the percentage increase in the Consumer Price Index of the then-current annual base rent, provided that in no event shall the annual base rent be less than the prior year, and in no event greater than the amounts provided in the lease. The annual base rent associated with 14,866 leased square feet increases by approximately 2.5% of the then-current annual base rent, and the annual base rent associated with 2,357 leased square feet increases by approximately 3.0% of the then-current annual base rent.

(7)
The annual base rent associated with 95,905 leased square feet increases by $2.00 per leased square foot on both July 1, 2017 and July 1, 2021 of the then-current annual base rent. The annual base rent associated with 5,900 leased square feet increases by approximately $0.45 per leased square foot on October 1, 2017, and by one cent per leased square foot each year thereafter. The annual base rent associated with 763 leased square feet increases by $2.35 per leased square foot on July 1, 2017, and $2.36 per leased square foot on July 1, 2021.
The following is a schedule of lease expirations of the property for each of the next ten years and thereafter:

Year	Number of Leases Expiring	Total Square Footage Expiring	Annualized Contractual Base Rent (in thousands) (1)	% of Annual Base Rentals
2017	1	2,026	$11	0.06%
2018	1	2,964	42	0.24%
2019	—	—	—	—%
2020	3	148,525	3,992	22.49%
2021	1	195,805	3,853	21.70%
2022	1	273,707	4,790	26.98%
2023	1	102,568	2,006	11.30%
2024	1	37,406	797	4.48%
2025	2	37,841	868	4.89%
2026	1	5,861	122	0.69%
Thereafter	2	67,554	1,273	7.17%
Total	14	874,257	$17,754	100.00%

(1)	Annualized contractual base rent is based on contractual base rent from leases in effect as of June 15, 2017.
The following is a schedule of historical five-year occupancy and average effective rent per square foot for the property:

Year	Occupancy Rate	Average Effective Rents Per Square Foot
2012	82.3%	$18.74
2013	82.6%	$19.58
2014	85.2%	$19.16
2015	86.6%	$19.98
2016	87.0%	$20.37
In evaluating the 250 Williams Atlanta Data Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the consideration of the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new construction in the area and whether there were any anticipated required capital improvements.
For 2016, the 250 Williams Atlanta Data Center real estate taxes were approximately $2,034,000. For federal income tax purposes, the Company estimates that the depreciable basis in the 250 Williams Atlanta Data Center will be approximately $145,890,000. For federal income tax purposes, the Company depreciates real estate assets, other than land, based upon an estimated useful life of 3 to 40 years.
The material terms of the agreements described above are qualified in their entirety by the Purchase Agreement, the Assignment of Purchase Agreement and the Assignment and Assumption of Leases attached as Exhibits 10.1 through 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Loan Agreement
On June 15, 2017, in connection with the acquisition of the 250 Williams Atlanta Data Center, the Subsidiary entered into a loan agreement (the "Loan Agreement") with KeyBank National Association (the "Lender") to obtain a loan in the amount of $116,200,000. The loan is evidenced by a promissory note in the principal amount of $116,200,000, an environmental indemnity agreement, a guaranty agreement and an assignment of leases and rents made by CVOP II, and is secured by the 250 Williams Atlanta Data Center.
The material terms of the Loan Agreement provide for the following: (i) a fixed interest rate of 3.99%; (ii) a default interest rate equal to the lesser of (x) the maximum legal rate, as defined in the Loan Agreement or (y) 5.0% above the interest rate; (iii) a maturity date of July 1, 2027; and (iv) prepayment is generally prohibited, except for certain limited circumstances as stated in the Loan Agreement. The Loan Agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and replacement reserve costs. Subject to certain exceptions, the loan is non-recourse as to DCII-250 Williams and CVOP II, but both entities are liable jointly and severally for customary non-recourse carve-outs. The Loan Agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by DCII-250 Williams.
The material terms of the Loan Agreement, the Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing; the Guaranty Agreement, the Assignment of Leases and Rents, the Environmental Indemnity Agreement, and the Promissory Note are qualified in their entirety by the agreements filed as Exhibits 10.4 through Exhibit 10.9, respectively, hereto and incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the acquisition of the 250 Williams Atlanta Data Center, CVOP II incurred indebtedness under the loan agreement. The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements.
It is impracticable to provide the financial statements for the acquisition of the real property described in this Current Report on Form 8-K at this time, and no financial statements (audited or unaudited) are available at this time. The Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.
See paragraph (a) above.

(d) Exhibits.

10.1	Purchase and Sale Agreement, dated April 19, 2017, between 250 Williams Street LLC and Carter Validus Properties II, LLC
10.2	Assignment of Purchase Agreement, dated June 15, 2017, between Carter Validus Properties II, LLC, as Assignor, and DCII-250 Williams Street NW, LLC, as Assignee
10.3	Assignment and Assumption of Leases, dated June 15, 2017, between 250 Williams Street LLC, as Assignor, and DCII-250 Williams Street NW, LLC, as Assignee
10.4	Loan Agreement, dated June 15, 2017, made by and between DCII-250 Williams Street NW, LLC and KeyBank National Association
10.5
Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made by DCII-250 Williams Street NW, LLC for the benefit of KeyBank National Association, dated June 15, 2017

10.6	Guaranty Agreement made by Carter Validus Operating Partnership II, LP, for the benefit of KeyBank National Association, dated June 15, 2017
10.7	Assignment of Leases and Rents made by DCII-250 Williams Street NW, LLC for the benefit of KeyBank National Association, dated June 15, 2017
10.8	Environmental Indemnity Agreement entered into by DCII-250 Williams Street NW, LLC and Carter Validus Operating Partnership II, LP, in favor of KeyBank National Association, dated June 15, 2017
10.9	Promissory Note entered into by DCII-250 Williams Street NW, LLC in favor of KeyBank National Association, dated June 15, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: June 21, 2017	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer